Exhibit 99.1

Mobiquity Technologies, Inc. Reports Converting

Over $2 Million in Debt into Equity

New York, NY /April 4, 2022 – Mobiquity Technologies, Inc. (NASDAQ: MOBQ) (the “Company”), a leading provider of next-generation advertising, today announced that its Chairman, who is the Company’s Secured Lender, has converted over $2 million of his secured indebtedness into equity on terms specifically described in the Company’s Form 8-K, which was filed with the Securities and Exchange Commission.

Dean L. Julia, Chief Executive Officer of the Company, said, “We are very thankful to our Chairman and we are thrilled to see him take the opportunity to convert his debt into shares. I believe his conversion displays confidence in our ability to execute the business plan and drive shareholder value going forward. The conversion from debt to equity also strengthened our balance sheet and created more shareholder value.”

About Mobiquity Technologies

Mobiquity Technologies, Inc. is a next generation, Platform-as-a-Service (PaaS) company for data and advertising. The Company maintains one of the largest audience databases available to advertisers and marketers through its data services division. Mobiquity Technologies’ Advangelists subsidiary (www.advangelists.com) provides programmatic advertising technologies and insights on consumer behavior. For more information, please visit: https://mobiquitytechnologies.com/

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Mobiquity Technologies, Inc. Investor Relations:

Columbia Marketing Group

Email: john@TheColumbiaMarketingGroup.com

Phone: 646-736-1900